EXHIBIT 99.1

PRESS RELEASE

The Brink’s Company
1801 Bayberry Court
P.O. Box 18100
Richmond, VA 23226-8100 USA
 Tel. 804.289.9600
Fax 804.289.9770

                                                                                           FOR IMMEDIATE RELEASE
Contact:
Investor Relations
804.289.9709

BRINK’S REPORTS THIRD-QUARTER EARNINGS
GAAP EPS $.66 Versus $.45 in 2010
Non-GAAP EPS $.52 Versus $.46

RICHMOND, Va., October 27, 2011 – The Brink’s Company (NYSE: BCO), a global leader in security-related services, reported third-quarter GAAP earnings from continuing operations of $32 million versus $22 million in 2010 ($.66 versus $.45 per share) on 28% revenue growth.  GAAP results include net income totaling $7 million ($.14 per share after tax) related primarily to acquisitions, dispositions and income tax adjustments.
Non-GAAP earnings from continuing operations were $25 million versus $22 million in 2010 ($.52 versus $.46 per share).  Non-GAAP organic revenue, which excludes the impact of acquisitions, dispositions and currency, increased 9%.  Results are summarized below.
	Third Quarter			Nine Months
(In millions, except per share amounts)	2011	2010	% Change	2011	2010	% Change

GAAP
Revenues	$996	776	28%	$2,888	2,241	29%
Segment operating profit (a)	70	58	21	159	137	16
Non-segment expense	(8)	(14)	(45)	(39)	(38)	3
Operating profit	63	44	42	120	99	21
Income from continuing operations (b)	32	22	45	56	38	48
Diluted EPS from continuing operations (b)	.66	.45	47	1.16	.77	51

Non-GAAP (c)
Revenues	$996	776	28%	$2,888	2,241	29%
Segment operating profit (a)	71	58	22	171	140	22
Non-segment expense	(17)	(15)	12	(49)	(43)	14
Operating profit	54	43	26	122	98	25
Income from continuing operations (b)	25	22	14	53	48	10
Diluted EPS from continuing operations (b)	.52	.46	13	1.10	.98	12
Amounts may not add due to rounding.
(a)
Segment operating profit is a non-GAAP measure that is reconciled to operating profit, a GAAP measure, on pages 3 and 6.  Disclosure of segment operating profit enables investors to assess operating performance excluding non-segment income and expense.

(b)	Amounts reported are attributable to shareholders of The Brink’s Company and exclude earnings related to noncontrolling interests.
(c)	Non-GAAP results are reconciled to GAAP results on pages 14 and 15.

Summary Reconciliation of Third-Quarter GAAP to Non-GAAP EPS*
	Third Quarter		Nine Months
	2011	2010	2011	2010
GAAP EPS	$.66	$.45	$1.16	$.77
Exclude gains on asset sales, acquisition and disposition	(.14)	-	(.20)	-
Exclude Belgium settlement charge	-	-	.13	-
Exclude U.S. tax valuation allowance release	(.09)	-	(.09)	-
Exclude income tax charge related to U.S. healthcare legislation	-	-	-	.28
Adjust quarterly tax rate to full-year average rate	.08	.02	.08	(.05)
Other	.01	(.01)	.02	(.02)
Non-GAAP EPS	$.52	$.46	$1.10	$.98

*Non-GAAP results are reconciled to the applicable GAAP results in more detail on pages 14 and 15.  Amounts may not add due to rounding.

Non-GAAP segment operating profit rose 22% ($13 million) while the segment profit margin declined from 7.5% to 7.1%.  The profit improvement was driven by organic growth ($5 million), the favorable effect of acquisitions and dispositions ($5 million), and favorable currency translation ($3 million).  The decline in segment margin rate reflects the addition of $105 million of low-margin revenue related to the Mexico acquisition.  Excluding Mexico, the margin rate improved to 7.7%.
The increase in Non-GAAP earnings was driven by higher segment profits ($13 million), which were offset by increases in borrowing costs ($2 million), non-segment expenses ($2 million) and noncontrolling interest ($2 million).
Michael T. Dan, chairman, president and chief executive officer, said:  “While third-quarter segment operating results improved over year-ago levels, with all regions showing revenue and profit growth, we were not satisfied with the level of improvement.  Profit growth in Latin America was solid but below our expectations and, given the persistence of challenging market conditions in North America and Europe, it’s clear that our second-half results will not be as strong as anticipated.  As a result, our full-year segment margin rate is likely to be in the 6.0% to 6.3% range versus our targeted range of 6.5% to 7.0%.  Our initial outlook for 2012 calls for continued strong organic revenue growth in the mid-to-high single-digit percentage range.  Our full-year 2012 segment margin should improve to the 6.5% to 7.0% range.  We will provide more information on our 2012 outlook when we release fourth-quarter earnings.”

Third-Quarter 2011 vs. 2010
(In millions)

Segment Results – GAAP

		Organic	Acquisitions /	Currency		% Change
	3Q '10	Change	Dispositions (b)	(c)	3Q '11	Total	Organic
Revenues:
EMEA	$300	17	(8)	28	336	12	6
Latin America	216	46	105	9	375	74	21
Asia Pacific	32	6	-	2	40	26	19
International	547	69	97	39	751	37	13
North America	229	1	12	3	245	7	-
Total	$776	70	109	41	996	28	9
Operating profit:
International	$53	3	3	3	61	17	6
North America	5	2	1	-	9	61	44
Segment operating profit	58	5	4	3	70	21	9
Non-segment (a)	(14)	(3)	9	-	(8)	(45)	18
Total	$44	3	13	3	63	42	6

Segment operating margin:
International	9.6%				8.2%
North America	2.4%				3.6%
Segment operating margin	7.5%				7.0%

Segment Results - Non-GAAP

		Organic	Acquisitions /	Currency		% Change
	3Q '10	Change	Dispositions (b)	(c)	3Q '11	Total	Organic
Revenues:
EMEA	$300	17	(8)	28	336	12	6
Latin America	216	46	105	9	375	74	21
Asia Pacific	32	6	-	2	40	26	19
International	547	69	97	39	751	37	13
North America	229	1	12	3	245	7	-
Total	$776	70	109	41	996	28	9
Operating profit:
International	$53	3	4	3	62	18	6
North America	5	2	1	-	9	61	44
Segment operating profit	58	5	5	3	71	22	9
Non-segment	(15)	(2)	-	-	(17)	12	12
Total	$43	3	5	3	54	26	8

Segment operating margin:
International	9.6%				8.3%
North America	2.4%				3.6%
Segment operating margin	7.5%				7.1%
Amounts may not add due to rounding.
(a)	Includes income and expense not allocated to segments (see page 12 for details).
(b)	Includes operating results and gains/losses on acquisitions, sales and exit of businesses.
(c)
Revenue and Segment Operating Profit: The “Currency” amount in the table is the summation of the monthly currency changes, plus (minus) the U.S. dollar amount of remeasurement currency gains (losses) of bolivar fuerte-denominated net monetary assets recorded under highly inflationary accounting rules related to the Venezuelan operations.  The monthly currency change is equal to the Revenue or Operating Profit for the month in local currency, on a country-by-country basis, multiplied by the difference in rates used to translate the current period amounts to U.S. dollars versus the translation rates used in the year-ago month.  The functional currency in Venezuela is the U.S. dollar under highly inflationary accounting rules.  Remeasurement gains and losses under these rules are recorded in U.S. dollars but these gains and losses are not recorded in local currency.  Local currency Revenue and Operating Profit used in the calculation of monthly currency change for Venezuela have been derived from the U.S. dollar results of the Venezuelan operations under U.S. GAAP (excluding remeasurement gains and losses) using current period currency exchange rates.

Third-Quarter Results
2011 versus 2010
GAAP and Non-GAAP*

Summary
GAAP:
•	Organic revenue growth 9%, margin 7.0% (down from 7.5%); margin 7.7% excluding Mexico
•	International organic revenue growth 13%, margin 8.2% (down from 9.6%); margin 9.3% excluding Mexico
•	North America organic revenue flat, margin 3.6% (up from 2.4%)

Non-GAAP:
•	Organic revenue growth 9%, margin 7.1% (down from 7.5%); margin 7.7% excluding Mexico
•	International organic revenue growth 13%, margin 8.3% (down from 9.6%); margin 9.3% excluding Mexico
•	North America organic revenue flat, margin 3.6% (up from 2.4%)

International Operations
EMEA:
•	Revenue up 12% on favorable currency ($28 million) and organic growth ($17 million) offset by revenue loss related to exit of Belgium CIT business ($9 million)
•	Revenue up 6% on organic basis due to higher volume in Greece, the Netherlands, Germany, emerging markets and Global Services
•	Operating profit up $7 million due to improved results in Greece, the Netherlands and Global Services and benefit of Belgium CIT exit ($2 million)

Latin America:
GAAP
•	Revenue up 74% due to Mexico acquisition ($105 million), 21% organic revenue growth ($46 million) driven by inflation-based price increases across the region and favorable currency ($9 million)
•	Operating profit up 16% due to organic growth in Argentina, Chile and Colombia, partially offset by a decline in Venezuela; Mexico slightly profitable

Non-GAAP
•	Revenue up 74% due to Mexico acquisition ($105 million), 21% organic revenue growth ($46 million) driven by inflation-based price increases across the region and favorable currency ($9 million)
•	Operating profit up 19% due to organic growth in Chile, Colombia and Argentina, partially offset by a decline in Venezuela; Mexico slightly profitable

*see reconciliations to GAAP results on pages 14 and 15

Asia-Pacific:
•	Revenue and operating profit up due to growth across most of the region

North American Operations
•	Revenue up 7% due to Canada acquisition ($13 million) and favorable currency ($3 million)
•	Organic revenue flat
●	Operating profit up $3 million as growth in Canada and lower severance ($1 million) more than offset lower CIT demand and continued pricing pressure in the U.S.

Non-segment expense (see table on page 12)
GAAP
•
Down $6 million due to the gain recognized on the sale of the former document destruction business ($7 million) and a bargain purchase gain adjustment related to the Mexico acquisition ($2 million) offset by higher general and administrative costs ($2 million) and lower royalty income ($1 million)

Non-GAAP
•	Up $2 million due primarily to higher general and administrative costs

Interest Expense
•	Up $2 million due to higher borrowing costs from private debt placement and increased debt related to acquisitions

Interest and Other Income
•	Flat versus 2010

Year-to-Date September 2011 vs. 2010
(In millions)

Segment Results – GAAP

		Organic	Acquisitions /	Currency		% Change
	YTD '10	Change	Dispositions (b)	(c)	YTD '11	Total	Organic
Revenues:
EMEA	$885	48	(22)	66	977	10	5
Latin America	584	116	315	54	1,068	83	20
Asia Pacific	88	20	-	6	114	30	23
International	1,556	183	293	126	2,158	39	12
North America	685	-	37	8	730	7	-
Total	$2,241	184	330	135	2,888	29	8
Operating profit:
International	$111	14	(7)	15	133	20	12
North America	26	(2)	1	1	26	(1)	(7)
Segment operating profit	137	12	(6)	15	159	16	9
Non-segment (a)	(38)	(10)	9	-	(39)	3	28
Total	$99	2	4	15	120	21	2

Segment operating margin:
International	7.1%				6.2%
North America	3.8%				3.5%
Segment operating margin	6.1%				5.5%

Segment Results – Non-GAAP

		Organic	Acquisitions /	Currency		% Change
	YTD '10	Change	Dispositions (b)	(c)	YTD '11	Total	Organic
Revenues:
EMEA	$885	48	(22)	66	977	10	5
Latin America	584	116	315	54	1,068	83	20
Asia Pacific	88	20	-	6	114	30	23
International	1,556	183	293	126	2,158	39	12
North America	685	-	37	8	730	7	-
Total	$2,241	184	330	135	2,888	29	8
Operating profit:
International	$114	14	5	12	145	27	12
North America	26	(2)	1	1	26	(1)	(7)
Segment operating profit	140	12	6	12	171	22	9
Non-segment	(43)	(6)	-	-	(49)	14	14
Total	$98	6	6	12	122	25	6

Segment operating margin:
International	7.3%				6.7%
North America	3.8%				3.5%
Segment operating margin	6.3%				5.9%
Amounts may not add due to rounding.

See page 3 for footnote explanations.

Capital Expenditures
Third-quarter capital expenditures were $47 million versus $41 million in the year-ago quarter.  During the quarter, the company entered into capital lease agreements for new assets of $9 million versus $6 million in the year-ago quarter.
Year-to-date capital expenditures were $119 million versus $103 million in the prior period.  During the first nine months of 2011, the company entered into capital lease agreements for new assets of $39 million versus $20 million in the prior period.
Full-year 2011 capital expenditures are expected to be between $180 million and $190 million, including approximately $30 million in Mexico.  Capital lease agreements for new assets in 2011 are expected to be between $40 million and $50 million.

Income Taxes
2011 Versus 2010
On a GAAP basis, the third-quarter tax expense was $21 million (effective rate of 37%) versus $16 million (effective rate of 38%) in 2010.  This year’s lower rate was due primarily to a $4 million income tax benefit related to a valuation allowance release in the U.S, partially offset by a $1 million tax expense related to recently enacted tax legislation.

2011 Forecast
The effective income tax rate for 2011 is expected to be between 36% and 39%.  The mid-point of this range, 37.5%, is the adjusted tax rate used to compute quarterly non-GAAP results.

Recent Events
In July, Brink’s completed the sale of its U.S. Document Destruction business.  Terms of the transaction were not disclosed.
In September, Brink’s completed the settlement of previously disclosed litigation related to its November 2010 exit of cash-in-transit operations in Belgium.  Under the final settlement, Brink’s contributed 7 million euros (approximately $10 million) toward social payments to former Brink’s Belgium employees in exchange for the receivers requesting withdrawal of pending litigation and agreeing not to file additional claims.  Brink’s recorded a charge of $10 million ($.13 per share after tax) related to the settlement in the second quarter of 2011, and has not recorded any additional amount related to this claim.  Brink’s continues to operate in Belgium through its Global Services unit, which provides secure transport of diamonds, jewelry, precious metals, banknotes and other commodities.

Conference Call
Brink’s will host a conference call on October 27 at 11:00 a.m. Eastern Time to review third-quarter results.  Interested parties can listen by calling (877) 407-8031 (domestic) or + (201) 689-8031 (international), or via live webcast at www.Brinks.com.  Please call in at least five minutes prior to the start of the call.  A replay will be available through November 10, 2011, by calling (877) 660-6853 (domestic) or + (201) 612-7415 (international).  The conference account number is 286 and the conference ID for the replay is 380610.  A webcast replay will also be available at www.Brinks.com.

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the world’s premier provider of secure transportation and cash management services.  For more information, please visit The Brink’s Company website at www.Brinks.com or call 804-289-9709.

Non-GAAP Results

Non-GAAP results described in this earnings release are financial measures that are not required by, or presented in accordance with U.S. generally accepted accounting principles (“GAAP”).  The purpose of the non-GAAP results is to report financial information without certain income and expense items and adjust the quarterly non-GAAP tax rates so that the non-GAAP tax rate in each of the quarters is equal to the full-year non-GAAP tax rate.  For 2011, a forecasted full-year tax rate is used.  The full year non-GAAP tax rate in both years excludes certain pretax and tax income and expense amounts.  The non-GAAP information provides information to assist comparability and estimates of future performance.  Brink’s believes these measures are helpful in assessing operations and estimating future results and enable period-to-period comparability of financial performance.  Non-GAAP results should not be considered as an alternative to revenue, income or earnings per share amounts determined in accordance with GAAP and should be read in conjunction with their GAAP counterparts.

Forward-Looking Statements

This release contains both historical and forward-looking information.   Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “may,” “should” and similar expressions may identify forward-looking information.  Forward-looking information in this release includes, but is not limited to, future performance for The Brink’s Company and its global operations, including organic revenue growth and segment operating profit margin in 2011 and 2012, performance in the second half of 2011, market conditions in North America and Europe, anticipated 2011 capital expenditures and capital lease agreements, the anticipated annual effective tax rate for 2011, projected non-segment expense and interest expense, projected net income attributable to noncontrolling interests, and depreciation and amortization for 2011.  The forward-looking information in this release is subject to known and unknown risks, uncertainties and contingencies, which could cause actual results, performance or achievements to differ materially from those that are anticipated.

These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to continuing market volatility and commodity price fluctuations and their impact on the demand for our services, our ability to continue profit growth in Mexico and the rest of Latin America, our ability to improve volumes at favorable pricing levels and increase cost efficiencies in the United States, investments in information technology and value-added services and their impact on revenue and profit growth, the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates, the implementation of high-value solutions, the ability to identify and execute further cost and operational improvements and efficiencies in our core businesses, our ability to integrate successfully recently acquired companies and improve their operating profit margins, the willingness of our customers to absorb fuel surcharges and other future price increases, the actions of competitors, our ability to identify acquisitions and other strategic opportunities in emerging markets, regulatory and labor issues in many of our global operations and security threats worldwide, the impact of turnaround actions responding to current conditions in Europe and our productivity and cost control efforts in that region, the stability of the Venezuelan economy and changes in Venezuelan policy regarding exchange rates, fluctuations in value of the Venezuelan bolivar fuerte, our ability to obtain necessary information technology and other services at favorable pricing levels from third party service providers, variations in costs or expenses and performance delays of any public or private sector supplier, service provider or customer, our ability to obtain appropriate insurance coverage, positions taken by insurers with respect to claims made and the financial condition of insurers, safety and security performance, our loss experience, changes in insurance costs, the outcome of pending and future claims and litigation, risks customarily associated with operating in foreign countries including changing labor and economic conditions, currency devaluations, safety and security issues, political instability, restrictions on repatriation of earnings and capital, nationalization, expropriation and other forms of restrictive government actions, costs associated with the purchase and implementation of cash processing and security equipment, employee and environmental liabilities in connection with our former coal operations, black lung claims incidence, the impact of the Patient Protection and Affordable Care Act on black lung liability and operations, changes to estimated liabilities and assets in actuarial assumptions due to payments made, investment returns, interest rates and annual actuarial revaluations, the funding requirements, accounting treatment, investment performance and costs and expenses of our pension plans, the VEBA and other employee benefits, mandatory or voluntary pension plan contributions, the nature of our hedging relationships, changes in estimates and assumptions underlying our critical accounting policies, access to the capital and credit markets, seasonality, pricing and other competitive industry factors.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2010 and in our other public filings with the Securities and Exchange Commission.  Readers are urged to review and consider carefully the disclosures we make in our filings with the Securities and Exchange Commission.  The information included in this release is representative only as of the date of this release, and The Brink’s Company undertakes no obligation to update any information contained in this release.

The Brink’s Company and subsidiaries
Summary of Selected Results and Outlook  (Unaudited)
(In millions)

Outlook:

2011 and 2012 Revenue:  Mid-to-high single-digit percentage organic growth

2011 Non-GAAP Segment Margin:  6.0% to 6.3% (includes impact of 2010 acquisitions)

2012 Non-GAAP Segment Margin:  6.5% to 7.0%

	GAAP		Non-GAAP
	Full-Year	Full Year 2011	Full-Year	Full Year 2011
	2010	Estimate	2010	Estimate

Non-Segment Expense:
General and administrative	$39	40	$39	40
Retirement plans	23	25	23	25
Royalty income (a)	(7)	(2)	(2)	(2)
(Gains) and losses on acquisitions and asset dispositions (b)	9	(10)	-	-
Non-Segment Expense	$63	54	$59	63

Effective income tax rate	48%	36% – 39%	36%	36% – 39%

Interest Expense	$15	22 – 24	$15	22 – 24

Net income attributable to
noncontrolling interests	$16	20 – 24	$17	20 – 24

Fixed Assets acquired:
Capital expenditures (c)	$149	180 – 190	$149	180 – 190
Capital leases (d)	34	40 – 50	34	40 – 50
Total	$183	220 – 240	$183	220 – 240

Depreciation and amortization	$137	160 – 170	$137	160 – 170

Amounts may not add due to rounding.

(a)	Non-GAAP reflects the elimination of royalties from former home security unit in 2010.
(b)
To eliminate gain recognized on the sale of the U.S. document destruction business ($6.7 million), gains related to acquisition of controlling interest in subsidiaries that were previously accounted for as equity or cost method investments ($2.5 million), and gains on sales of former operating assets ($0.5 million)

(c)	The 2011 estimate includes $30 million related to the acquisition in Mexico.
(d)
Includes capital leases for newly acquired assets only.  Sales leaseback transactions in the first nine months of 2011 of $15 million for assets that were originally purchased and included as capital expenditures have been excluded from “Fixed assets acquired -- capital leases.”

The Brink’s Company and subsidiaries
Condensed Consolidated Statements of Income  (Unaudited)
(In millions, except per share amounts)

	Third Quarter		Nine Months
	2011	2010	2011	2010

Revenues	$995.8	776.1	2,888.4	2,240.9

Costs and expenses:
Cost of revenues	807.7	626.5	2,373.9	1,840.2
Selling, general and administrative expenses	136.6	107.6	400.3	310.2
Total costs and expenses	944.3	734.1	2,774.2	2,150.4
Other operating income (expense)	11.0	2.1	5.7	8.9

Operating profit	62.5	44.1	119.9	99.4

Interest expense	(6.5)	(4.2)	(18.2)	(9.0)
Interest and other income (expense)	1.3	0.6	6.8	2.7
Income from continuing operations before tax	57.3	40.5	108.5	93.1
Provision for income taxes	20.9	15.5	37.9	46.1

Income from continuing operations	36.4	25.0	70.6	47.0

Income (loss) from discontinued operations, net of tax	(0.7)	2.2	3.0	(0.4)

Net income	35.7	27.2	73.6	46.6

Less net income attributable to noncontrolling interests	(4.9)	(3.3)	(14.9)	(9.4)

Net income attributable to Brink’s	$30.8	23.9	58.7	37.2

Amounts attributable to Brink’s:
Income from continuing operations	$31.5	21.7	55.7	37.6
Income (loss) from discontinued operations	(0.7)	2.2	3.0	(0.4)

Net income attributable to Brink’s	$30.8	23.9	58.7	37.2

Earnings (loss) per share attributable to Brink’s common shareholders (a):
Basic:
Continuing operations	$0.66	0.45	1.17	0.78
Discontinued operations	(0.02)	0.05	0.06	(0.01)
Net income	$0.64	0.50	1.23	0.77

Diluted:
Continuing operations	$0.66	0.45	1.16	0.77
Discontinued operations	(0.02)	0.05	0.06	(0.01)
Net income	$0.64	0.50	1.22	0.76
(a) Earnings per share may not add due to rounding.

Weighted-average shares
Basic	48.0	47.8	47.8	48.4
Diluted	48.1	47.9	48.1	48.7

The Brink’s Company and subsidiaries
Supplemental Financial Information  (Unaudited)
(In millions)

	Third Quarter		Nine Months
	2011	2010	2011	2010
NON-SEGMENT INCOME (EXPENSE)
Corporate and former operations:
General and administrative	$(11.4)	(9.7)	(31.3)	(27.4)
Retirement costs (primarily former operations)	(6.2)	(5.9)	(18.6)	(16.7)
Subtotal	(17.6)	(15.6)	(49.9)	(44.1)

Other amounts not allocated to segments:
Royalty income:
Brand licensing fees from BHS	-	1.2	-	4.9
Other	0.7	0.5	1.4	1.3
Remeasurement of previously held ownership interest to fair value	-	-	0.4	-
Bargain purchase of Mexican CIT business	2.1	-	2.1	-
Gain on sale of U.S. document destruction business	6.7	-	6.7	-
Gains on sale of property and other assets	0.5	-	0.5	0.3
Subtotal	10.0	1.7	11.1	6.5

Non-segment income (expense)	$(7.6)	(13.9)	(38.8)	(37.6)

OTHER OPERATING INCOME (EXPENSE) (a)
Gain on sale of U.S. document destruction business	$6.7	-	6.7	-
Bargain purchase of Mexican CIT business	2.1	-	2.1	-
Remeasurement of previously held ownership interest to fair value	-	-	0.4	-
Settlement charge related to Belgium bankruptcy	-	-	(10.1)	-
Share in earnings of equity affiliates	1.3	1.4	3.4	3.0
Royalty income	0.7	2.0	1.4	6.8
Gains (losses) on sales of property and other assets	0.7	0.5	1.2	1.2
Impairment losses	(0.3)	(0.1)	(0.8)	(0.5)
Currency exchange transaction losses	(2.2)	(1.2)	(1.4)	(4.9)
Foreign currency hedge gains	1.8	-	1.6	-
Other	0.2	(0.5)	1.2	3.3
Other operating income (expense)	$11.0	2.1	5.7	8.9

SELECTED CASH FLOW INFORMATION
Capital expenditures:
International	$32.0	30.8	85.6	71.2
North America	15.1	10.5	33.1	31.3
Capital expenditures	$47.1	41.3	118.7	102.5
Depreciation and amortization:
International	$25.9	23.5	78.6	67.7
North America	14.6	11.3	41.9	32.3
Depreciation and amortization	$40.5	34.8	120.5	100.0

(a)	Includes segment and non-segment other operating income and expense.

The Brink’s Company and subsidiaries
Supplemental Financial Information  (Unaudited) (continued)
(In millions)

NET DEBT RECONCILED TO AMOUNTS REPORTED UNDER GAAP	September 30, 2011	December 31, 2010
Debt:
Short-term debt	$18.6	36.5
Long-term debt	382.8	352.7
Total Debt	401.4	389.2

Cash and cash equivalents	200.5	183.0
Less amounts held by certain cash logistics operations (a)	(28.7)	(38.5)
Amount available for general corporate purposes	171.8	144.5

Net Debt	$229.6	244.7

(a)
Title to cash received and processed in certain of our secure cash logistics operations transfers to us for a short period of time.  The cash is generally credited to customers’ accounts the following day and we do not consider it as available for general corporate purposes in the management of our liquidity and capital resources and in our computation of Net Debt.

Net Debt is a supplemental financial measure that is not required by, or presented in accordance with GAAP.  We use Net Debt as a measure of our financial leverage.  We believe that investors also may find Net Debt to be helpful in evaluating our financial leverage. Net Debt should not be considered as an alternative to Debt determined in accordance with GAAP and should be reviewed in conjunction with our consolidated balance sheets.  Set forth above is a reconciliation of Net Debt, a non-GAAP financial measure, to Debt, which is the most directly comparable financial measure calculated and reported in accordance with GAAP, as of September 30, 2011, and December 31, 2010.  At September 30, 2011, Net Debt was $245 million excluding cash and debt in Venezuelan operations.

The Brink’s Company and subsidiaries
Non-GAAP Results - Reconciled to Amounts Reported Under GAAP (Unaudited)
(In millions, except for per share amounts)

	GAAP Basis	Gains on Acquisitions and Asset Dispositions (a)	Belgium Settlement Charge (b)	Mexico Employee Benefit Settlement Losses (c)	U.S. Valuation Allowance Release (d)	Adjust Income Tax Rate (e)	Non-GAAP Basis
	Third Quarter 2011
Operating profit:
International	$61.4	-	-	0.7	-	-	62.1
North America	8.7	-	-	-	-	-	8.7
Segment operating profit	70.1	-	-	0.7	-	-	70.8
Non-segment	(7.6)	(9.3)	-	-	-	-	(16.9)
Operating profit	$62.5	(9.3)	-	0.7	-	-	53.9

Amounts attributable to Brink’s:
Income from continuing operations	$31.5	(6.6)	-	0.5	(4.4)	3.9	24.9
Diluted EPS – continuing operations	0.66	(0.14)	-	0.01	(0.09)	0.08	0.52
	Nine Months 2011
Operating profit:
International	$132.8	-	10.1	1.7	-	-	144.6
North America	25.9	-	-	-	-	-	25.9
Segment operating profit	158.7	-	10.1	1.7	-	-	170.5
Non-segment	(38.8)	(9.7)	-	-	-	-	(48.5)
Operating profit	$119.9	(9.7)	10.1	1.7	-	-	122.0

Amounts attributable to Brink’s:
Income from continuing operations	$55.7	(9.7)	6.3	1.2	(4.4)	3.8	52.9
Diluted EPS – continuing operations	1.16	(0.20)	0.13	0.02	(0.09)	0.08	1.10

Amounts may not add due to rounding.

(a)
To eliminate gain recognized on the sale of the U.S. document destruction business, gains on available-for-sale equity and debt securities, gains related to acquisition of controlling interest in subsidiaries that were previously accounted for as equity or cost method investments, and gains on sales of former operating assets, as follows:

	Third Quarter 2011		Nine Months 2011
	Operating Profit	EPS	Operating Profit	EPS
Sale of U.S. Document Destruction business	$(6.7)	(0.09)	(6.7)	(0.09)
Gains on available-for-sale equity and debt securities	-	-	-	(0.05)
Acquisition of controlling interests	(2.1)	(0.04)	(2.5)	(0.05)
Sale of former operating assets	(0.5)	(0.01)	(0.5)	(0.01)
	$(9.3)	(0.14)	(9.7)	(0.20)

(b)	To eliminate settlement charge related to exit of Belgium cash-in-transit business.
(c)
To eliminate employee benefit settlement loss related to Mexico.  Portions of Brink’s Mexican subsidiaries’ accrued employee termination benefit were paid in the second and third quarters of 2011.  The employee termination benefit is accounted for under FASB ASC Topic 715, Compensation – Retirement Benefits. Accordingly, the severance payments resulted in settlement losses.

(d)	To eliminate the positive impact of a valuation allowance release in the United States.
(e)
To adjust effective income tax rate to be equal to the full-year non-GAAP effective income tax rate.  The mid-point of the range of the estimated non-GAAP effective tax rate is 37.5% for the full-year 2011.

The Brink’s Company and subsidiaries
Non-GAAP Results - Reconciled to Amounts Reported Under GAAP (Unaudited) (Continued)
(In millions, except for per share amounts)

	GAAP Basis	Remeasure Venezuelan Net Monetary Assets (a)	Royalty from BHS (b)	U.S. Healthcare Legislation Tax Charge (c)	Adjust Income Tax Rate (d)	Non-GAAP Basis
	Third Quarter 2010
Operating profit:
International	$52.6	-	-	-	-	52.6
North America	5.4	-	-	-	-	5.4
Segment operating profit	58.0	-	-	-	-	58.0
Non-segment	(13.9)	-	(1.2)	-	-	(15.1)
Operating profit	$44.1	-	(1.2)	-	-	42.9

Amounts attributable to Brink’s:
Income from continuing operations	$21.7	-	(0.7)	-	0.9	21.9
Diluted EPS – continuing operations	0.45	-	(0.01)	-	0.02	0.46
	Nine Months 2010
Operating profit:
International	$110.9	3.2	-	-	-	114.1
North America	26.1	-	-	-	-	26.1
Segment operating profit	137.0	3.2	-	-	-	140.2
Non-segment	(37.6)	-	(4.9)	-	-	(42.5)
Operating profit	$99.4	3.2	(4.9)	-	-	97.7

Amounts attributable to Brink’s:
Income from continuing operations	$37.6	2.0	(3.0)	13.7	(2.4)	47.9
Diluted EPS – continuing operations	0.77	0.04	(0.06)	0.28	(0.05)	0.98

Amounts may not add due to rounding.

(a)
To reverse remeasurement gains and losses in Venezuela.  For accounting purposes, Venezuela is considered a highly inflationary economy.  Under U.S. GAAP, subsidiaries that operate in Venezuela record gains and losses in earnings for the remeasurement of bolivar fuerte-denominated net monetary assets.

(b)	To eliminate royalty income from former home security business
(c)	To eliminate $13.7 million of tax expense related to the reversal of a deferred tax asset as a result of U.S. healthcare legislation
(d)	To adjust the effective income tax rate to be equal to the full-year non-GAAP effective income tax rate. The non-GAAP effective tax rate for 2010 was 36%.

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